UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2016

NEW YORK & COMPANY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-32315 (Commission File Number)	33-1031445 (IRS Employer Identification No.)

330 West 34th Street
9th Floor
New York, New York 10001
(Address of principal executive offices, including  Zip Code)

(212) 884-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On May 3, 2016, the Company’s board of directors elected Christy Haubegger, 47, to be a member of the Company’s board of directors, bringing the Company’s board from 10 members to 11 members. Ms. Haubegger will serve as an independent director to the nomination and governance committee of the board of directors effective May 3, 2016. Ms. Haubegger will receive compensation in accordance with the Company’s standard compensation arrangements for non-employee directors, which are described in the Company’s Proxy Statement for fiscal year 2015, which was filed on May 5, 2016 with the Securities and Exchange Commission.

Since 2005, Ms. Haubegger has been employed by Creative Artists Agency (“CAA”), leading multicultural business strategy for the company and providing insights on diverse markets to CAA’s motion picture, music, marketing and television clients. Ms. Haubegger joined CAA after a successful career in the publishing and motion picture industries, having founded and served as publisher, president and CEO at Latina magazine, and served as a producer on several motion pictures. She holds a law degree from Stanford University and a B.A. from the University of Texas at Austin. In considering Ms. Haubegger as a director of the Company, the board considered her media, marketing, and branding experience, in addition to her entertainment industry experience and professional relationships. Additionally, Ms. Haubegger has significant experience and knowledge in reaching multicultural consumer markets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW YORK & COMPANY, INC.

/s/ Sheamus Toal
Date: May 5, 2016	Name:	Sheamus Toal
	Title:	Executive Vice President and
Chief Financial Officer